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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports on the consolidated financial statements of American Cellular Corporation and of ACC Acquisition LLC (and all references to our Firm) included in or made a part of this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP

Oklahoma City, Oklahoma
April 18, 2001